Exhibit 5.1

Globus Maritime Limited 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada, Greece

Our Reference 25810.50009/US/80856405v3

July 14, 2023

Globus Maritime Limited: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands and the State of New York for Globus Maritime Limited, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with respect to the registration of the issuance and sale from time to time by the Corporation of:

(a)	common shares, par value $0.004 per share, of the Corporation (“Common Shares”);

(b)	other classes of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Shares”);

(c)	warrants and rights (collectively, the “Option Securities”) to purchase Common Shares or Preferred Shares;

(d)	debt securities (“Debt Securities”) including convertible debt securities, which may be issued pursuant to one of two forms of indenture for debt securities in the forms filed as Exhibits 4.11 and 4.12 to the Registration Statement (each, an “Indenture”);

(e)	purchase contracts to purchase the Corporation’s securities (“Purchase Contracts”);

(f)	depositary shares of the Corporation (“Depositary Shares”);

(g)	units comprised of any of the foregoing securities (“Units”); and

(h)	up to 18,020,587 Common Shares underlying previously issued warrants (the “PI Warrants”) of the Corporation (the “Warrant Shares”, and collectively with Common Shares, Preferred Shares, Option Securities, Purchase Contracts, Debt Securities, Depositary Shares, and Units, the “Securities”).

The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and Prospectus;

(ii)	the Indentures;

(iii)	the previously issued warrants;

(iv)	the articles of incorporation and bylaws of the Corporation, each as amended (collectively, the “Organizational Documents”, and together with the Registration Statement, Prospectus, and each Indenture, the “Documents”); and

(v)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Corporation as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of each natural person or entity (other than the Corporation), (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power and legal right of all parties (other than the Corporation) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indentures (other than the Corporation), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indentures by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands law. As to any questions of fact material to our opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Corporation and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

In rendering this opinion letter, we have also assumed:

(i)	that the issuance and, if applicable, sale of and payment for the Securities are duly authorized and complies in all respects with the terms, conditions and restrictions set forth in the Documents and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Corporation of the Registration Statement and Prospectus substantially in the form examined by us;

(iii)	a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto;

(iv)	any Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the board of directors of the Corporation; and

(v)	the definitive terms of any Security, other than Common Shares, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the board of directors of the Corporation, and the requisite holders of any Preferred Shares (if applicable), the Organizational Documents and applicable law.

With respect to the issuance and sale of any series of Preferred Shares, we have further assumed that an appropriate certificate of designations or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Shares, or an amendment to the Organizational Documents, will have been duly adopted and fixed by the board of directors of the Corporation in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the Organizational Documents.

We have assumed that the Corporation will, at the time of any issuance of Common Shares or Preferred Shares, have a sufficient number of authorized but unissued Common Shares or Preferred Shares pursuant to its articles of incorporation to so issue the relevant number of shares, after taking into account shares reserved for issuance.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the relevant Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the relevant Indenture will have been duly executed and delivered by the Corporation and the trustee named therein (the “Trustee”) substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Corporation and the Trustee in accordance with the terms and conditions of the relevant Indenture regarding the creation, authentication and delivery of any supplemental indenture to such Indenture and (iii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Corporation and (b) as provided in the relevant Indenture with respect thereto.

This opinion letter is limited to Marshall Islands law with respect to paragraphs 1-6 below, and New York law with respect to paragraph 7 below, and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Corporation is validly existing under Marshall Islands law.

2.	The Corporation has the corporate power to enter into each Indenture.

3.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Corporation, and when issued and delivered by the Corporation against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, the Common Shares will be validly issued, fully paid and nonassessable.

4.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Corporation, and when issued and delivered by the Corporation against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable, and if the Preferred Shares are convertible into Common Shares or other Preferred Shares, then such resulting Common Shares or Preferred Shares upon conversion will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above), validly issued, fully paid and nonassessable.

5.	When issued and delivered by the Corporation against payment therefor in accordance with the terms of the Organizational Documents, the relevant PI Warrants, and the Registration Statement, Prospectus and a Prospectus Supplement, the Warrant Shares will be validly issued, fully paid and nonassessable.

6.	Upon the due execution and delivery of an Indenture by the Corporation and the other parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Corporation and established in accordance with the relevant Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value by the Corporation and delivered in accordance with such Indenture, and if the Debt Securities issued by the Corporation are convertible into Common Shares or Preferred Shares, then such resulting Common Shares or Preferred Shares will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and nonassessable.

7.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Corporation, and when issued and delivered by the Corporation against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, (i) the Securities will be validly issued, and (ii) if Common Shares or Preferred Shares are issuable under any Purchase Contracts or Option Securities, or are part of a Unit, then such issuable Common Shares or Preferred Shares upon exercise, conversion or otherwise a part thereof will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and nonassessable.

8.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Corporation, and when issued and delivered by the Corporation against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, the Debt Securities issued pursuant to an Indenture, the Purchase Contracts, the Option Securities, the Depositary Shares, and the Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will constitute valid and legally binding obligations of the Corporation.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP